Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Interlink Electronics, Inc. on Form S-8 of our report dated March 25, 2016, with respect to our audit of the consolidated financial statements of Interlink Electronics, Inc. as of December 31, 2015 and for the year then ended appearing in the Annual Report on Form 10-K of Interlink Electronics, Inc. for the year ended December 31, 2015.

/s/ Marcum LLP

Marcum LLP
Los Angeles, California
July 8, 2016